Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter Chief Financial Officer leigh.ginter@norcraftcompanies.com (651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT FIRST QUARTER 2010 RESULTS

May 12, 2010 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the first quarter ended March 31, 2010. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9  3/4% senior discount notes due 2012. In December 2009, Norcraft and its wholly-owned subsidiary, Norcraft Finance Corp., issued $180.0 million principal amount of 10  1/2% senior secured second lien notes that are due in December 2015. The proceeds of these senior secured second lien notes were used to redeem $148.0 million principal amount of outstanding 9% senior subordinated notes that were due in 2011 issued by Norcraft and Norcraft Finance Corp. A portion of the proceeds, together with cash on hand, was distributed by Norcraft to Holdings and used to repurchase $64.3 million principal amount of the 9  3/4% senior discount notes due 2012. This repurchase of the 9  3/4% senior discount notes resulted in a loss from debt extinguishment of $1.6 million. Other than the remaining $53.7 million of the 9  3/4% senior discount notes, cash, related deferred issuance costs, related interest and amortization expense and related debt extinguishment loss, all other assets, liabilities, income, expenses and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

First Quarter of Fiscal 2010 Compared with First Quarter of Fiscal 2009

Net sales increased $0.5 million, or 0.9%, from $61.3 million for the first quarter of 2009 to $61.8 million for the same quarter of 2010. Income from operations increased $1.2 million, or 38.5%, from $3.3 million for the first quarter of 2009 to $4.5 million for the same quarter of 2010. Net loss for Holdings decreased $2.1 million, from $4.3 million for the first quarter of 2009 to $2.2 million in the same quarter of 2010. Net loss for Norcraft decreased $0.5 million, from $1.3 million for the first quarter of 2009 to $0.8 million for the same quarter of 2010.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $8.2 million for the first quarter of 2010 compared to $7.3 million for the same quarter of 2009.

“Our industry continues to show signs of recovery, and we remain cautiously optimistic that conditions will continue to improve in 2010. However, market conditions are still challenging, and we continue to respond with cost containment initiatives, new product introductions and sales programs.” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Thursday, May 13, 2010 at 10:00 a.m. Eastern Time. To participate, dial 866-800-8648 and use the pass code 34133636. A telephonic replay will be available by calling 888-286-8010 and using pass code 52670812.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$20,816	$20,863	$19,302	$16,731
Trade accounts receivable, net	22,026	17,987	22,026	17,987
Inventories	17,628	16,380	17,628	16,380
Prepaid expenses	1,459	1,629	1,459	1,629

Total current assets	61,929	56,859	60,415	52,727

Property, plant and equipment, net	30,884	31,925	30,884	31,925

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Brand names	35,100	35,100	35,100	35,100
Customer relationships, net	38,215	39,332	38,215	39,332
Deferred financing costs, net	7,442	7,483	6,921	6,908
Display cabinets, net	5,543	5,394	5,543	5,394
Other	49	70	49	70

Total other assets	174,770	175,800	174,249	175,225

Total assets	$267,583	$264,584	$265,548	$259,877

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,740	$6,626	$8,740	$6,626
Accrued expenses	19,686	16,841	19,250	15,096

Total current liabilities	28,426	23,467	27,990	21,722

Long-term debt	233,700	233,700	180,000	180,000
Unamortized discount on bonds payable	(2,781)	(2,903)	(2,781)	(2,903)
Other liabilities	305	287	305	287

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	8,076	7,546	—	—

Members’ equity (deficit)	(143)	2,487	60,034	60,771

Total liabilities and members’ equity (deficit)	$267,583	$264,584	$265,548	$259,877

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2010	2009	2010	2009
Net sales	$61,833	$61,296	$61,833	$61,296
Cost of sales	44,617	45,323	44,617	45,323

Gross profit	17,216	15,973	17,216	15,973

Selling, general and administrative expenses	12,671	12,692	12,671	12,692

Income from operations	4,545	3,281	4,545	3,281

Other expense:
Interest expense, net	6,354	6,353	5,045	3,467
Amortization of deferred financing costs	367	1,182	313	1,062
Other, net	30	39	30	39

Total other expense	6,751	7,574	5,388	4,568

Net loss	$(2,206)	$(4,293)	$(843)	$(1,287)

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net loss	$(2,206)	$(4,293)	$(843)	$(1,287)
Adjustments to reconcile net loss to net cashprovided by operating activities:
Depreciation and amortization of property, plant and equipment	1,457	1,432	1,457	1,432
Amortization:
Customer relationships	1,117	1,117	1,117	1,117
Deferred financing costs	367	1,182	313	1,062
Display cabinets	1,088	1,425	1,088	1,425
Discount amortization/accreted interest	122	—	122	—
Provision for uncollectible accounts receivable	(26)	282	(26)	282
Provision for obsolete and excess inventory	354	293	354	293
Provision for warranty claims	641	515	641	515
Stock compensation expense	45	55	45	55
Gain on disposal of assets	(1)	(6)	(1)	(6)
Change in operating assets and liabilities:
Trade accounts receivable	(3,935)	(1,575)	(3,935)	(1,575)
Inventories	(1,591)	(61)	(1,591)	(61)
Prepaid expenses	173	417	173	417
Other assets	21	(12)	21	(12)
Accounts payable and accrued expenses	4,482	499	5,791	3,375

Net cash provided by operating activities	2,108	1,270	4,726	7,032

Cash flows from investing activities:
Proceeds from sale of property and equipment	1	8	1	8
Purchase of property, plant and equipment	(595)	(596)	(595)	(596)
Additions to display cabinets	(1,237)	(692)	(1,237)	(692)

Net cash used in investing activities	(1,831)	(1,280)	(1,831)	(1,280)

Cash flows from financing activities:
Payment of financing costs	(326)	—	(326)	—
Transfer to restricted cash	—	(5,618)	—	(5,618)
Distributions to members	—	—	—	(5,762)

Net cash used in financing activities	(326)	(5,618)	(326)	(11,380)

Effect of exchange rates on cash	2	(13)	2	(13)

Net increase (decrease) in cash and cash equivalents	(47)	(5,641)	2,571	(5,641)

Cash and cash equivalents, beginning of the period	20,863	59,406	16,731	59,406

Cash and cash equivalents, end of period	$20,816	$53,765	$19,302	$53,765

Supplemental disclosure of non-cash transactions:
Change in equity subject to put request	$530	$(5,685)	$—	$—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of a sales tax refund in the third quarter of 2009 and a loss on debt extinguishment in the fourth quarter of 2009. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31, 2010
	2010	2009

Net loss	$(2,206)	$(4,293)	$(9,429)	(1&2)
Interest expense, net	6,354	6,353	26,341
Depreciation	1,457	1,432	5,819
Amortization of deferred financing costs	367	1,182	3,269
Amortization of customer relationships	1,117	1,117	4,466
Display cabinet amortization	1,088	1,425	5,011
State taxes	30	40	30

Non-GAAP EBITDA	$8,207	$7,256	$35,507

Loss on debt extinguishment	—	—	1,642	(1)

Sales tax refund	—	—	(1,105)	(2)

Non-GAAP Adjusted EBITDA	$8,207	$7,256	$36,044

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31, 2010
	2010	2009

Net income (loss)	$(843)	$(1,287)	$4,895	(2)
Interest expense, net	5,045	3,467	14,782
Depreciation	1,457	1,432	5,819
Amortization of deferred financing costs	313	1,062	2,146
Amortization of customer relationships	1,117	1,117	4,466
Display cabinet amortization	1,088	1,425	5,011
State taxes	30	40	30

Non-GAAP EBITDA	$8,207	$7,256	$37,149

Sales tax refund	—	—	(1,105	) (2)

Non-GAAP Adjusted EBITDA	$8,207	$7,256	$36,044

1)	Net loss for Norcraft Holding, L.P. during the twelve months ended March 31, 2010 included a $1.6 million loss on debt extinguishment due to the repurchase of the 9% senior subordinated notes which increased net loss and correspondingly decreased EBITDA, but the effect has been backed out for adjusted EBITDA.

2)	Net income (loss) during the twelve months ended March 31, 2010 included a one-time sales tax refund in the amount of $1.1 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the companies. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the companies. They are subject to uncertainties and factors relating to the companies’ operations and business environment, all of which are difficult to predict and many of which are beyond the companies’ control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the companies with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the companies undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.